Exhibit 28(h)(2)(a)(2)
SSGA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

November 29, 2016

Re: State Street Navigator Securities Lending Trust (the “Trust”) Administration Agreement – Additional Series

Ladies and Gentlemen:

Reference is made to the Administration Agreement between State Street Navigator Securities Lending Trust (the “Trust”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 3, 2015, as amended (the “Agreement”).

In accordance with Section 1 of the Agreement, the Trust hereby notifies the Administrator that the following Portfolios have been renamed:

Renamed Portfolios
Old Name	New Name
State Street Navigator Securities Lending Prime Portfolio II	State Street Navigator Securities Lending Portfolio I
State Street Navigator Securities Lending Prime Portfolio	State Street Navigator Securities Lending Government Money Market Portfolio

Additionally, please be advised that the Trust is providing notice in accordance with the Agreement, that the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio was terminated effective September 30, 2016 and the State Street Navigator Securities Lending MET Portfolio was terminated effective November 29, 2016. Please remove these series from the Agreement. Please let me know if you have any questions.

The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

STATE STREET NAVIGATOR SECURITIES LENDING TRUST
By:	/s/Chad C. Hallett
Name:	Chad C. Hallett
Title:	Treasurer, Duly Authorized

Agreed and Accepted:
SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President, Duly Authorized

ADMINISTRATION AGREEMENT

SCHEDULE A
Listing of Fund(s)

State Street Navigator Securities Lending Trust

State Street Navigator Securities Lending Government Money Market Portfolio (formerly, State Street Navigator Securities Lending Prime Portfolio)
State Street Navigator Securities Lending Portfolio I (formerly, State Street Navigator Securities Lending Prime Portfolio II)
State Street Navigator Securities Lending Prime Portfolio III
State Street Navigator Securities Lending Prime Portfolio IV
State Street Navigator Securities Lending Prime Portfolio V

[REDACTED]

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